Exhibit 99.1

Investor Contact: John Heller – 952-229-7427 or ir@lifetimefitness.com

Media Contact: Jason Thunstrom – 952-229-7435 or pr@lifetimefitness.com

FOR IMMEDIATE RELEASE

LIFE TIME FITNESS ANNOUNCES FIRST QUARTER 2012 FINANCIAL RESULTS

Revenue Grew 11.6%, Net Income Grew 23.2% and Diluted EPS was $0.62, up 21.6%

CHANHASSEN, Minn. (April 19, 2012) – Life Time Fitness, Inc. (NYSE: LTM), The Healthy Way of Life Company, today reported its financial results for the first quarter ended March 31, 2012.

First quarter 2012 revenue grew 11.6% to $268.4 million from $240.6 million during the same period last year. Net income for the quarter was $25.7 million, or $0.62 per diluted share, compared to net income of $20.8 million, or $0.51 per diluted share, for 1Q 2011.

“Once again this quarter, I am pleased with our operating results, which are highlighted by strong revenue, net income and EPS growth,” said Bahram Akradi, Life Time chairman, president and chief executive officer. “We remain on track with our strategic growth, programming and branding initiatives for 2012. Our growth will continue to occur through square footage expansion, price and mix optimization, and our in-center and ancillary business revenue. Additionally, we are focused on delivering consistency and excellence in our member programming. We have made great strides in this area and we see additional opportunities to drive strong growth in member participation and retention. Finally, we will continue building our Healthy Way of Life brand, with the goal of ensuring that our brand position is of the highest possible quality and value across our businesses and programs. By executing upon our healthy way of life vision, programs and services, we believe Life Time has tremendous opportunity for continued growth and success.”

During the quarter, Life Time opened its first Canada-based center in Mississauga, Ontario (Toronto market). The Company also continued the integration, remodeling and rebranding activities associated with the acquired Lifestyle Family Fitness facilities in Indiana, Ohio and North Carolina. On April 12, 2012, the Company opened a new center in Tulsa, its first location in Oklahoma. In May, the Company plans to open its fifth center in Atlanta, Georgia.

- more -

Life Time Fitness First Quarter 2012 Results – Page 2

Three Months Ended March 31, 2012, Financial Highlights:

Total revenue for the first quarter grew 11.6% to $268.4 million from $240.6 million in 1Q 2011.

(Period-over-period growth)	1Q 2012 vs. 1Q 2011 (in millions except revenue per membership data)
• Membership dues	$175.5 vs. $158.0 (up 11.0%)
• Enrollment fees	$4.0 vs. $5.2 (down 24.0%)
• In-center revenue	$84.6 vs. $73.7 (up 14.8%)
• Other revenue	$4.4 vs. $3.7 (up 17.8%)
• Average center revenue per membership (up 3.5% to $392 excluding the Lifestyle Family Fitness transaction)	$386 vs. $379 (up 1.8%)
• Average in-center revenue per membership (up 7.0% to $126 excluding the Lifestyle Family Fitness transaction)	$124 vs. $118 (up 4.9%)
• Same-center revenue (open 13 months or longer)	Up 5.4%
• Same-center revenue (open 37 months or longer)	Up 5.0%

Memberships grew 8.2% to 704,467 at March 31, 2012, from 650,784 at March 31, 2011.

•	Excluding memberships acquired in connection with the Lifestyle Family Fitness transaction, memberships grew 3.8%.

•

Attrition in 1Q 2012 was 8.9% compared to 8.4% in the prior-year period. The increase in attrition was driven by pricing actions taken in late 2011/early 2012 and the membership transition associated with the Lifestyle Family Fitness transaction.

•	Attrition for the trailing 12-month period ended March 31, 2012, was 35.6% compared to trailing 12-month attrition of 36.1% at March 31, 2011.

Total operating expenses during 1Q 2012 were $220.1 million compared to $200.4 million for 1Q 2011.

•	Income from operations margin was 18.0% for 1Q 2012 compared to 16.7% in the prior-year period.

(Expense as a percent of total revenue)	1Q 2012 vs. 1Q 2011
• Center operations	59.9% vs. 62.1%
• Advertising and marketing	3.9% vs. 3.6%
• General and administrative	5.1% vs. 5.3%
• Other operating	3.0% vs. 2.5%
• Depreciation and amortization	10.1% vs. 9.8%

- more -

Life Time Fitness First Quarter 2012 Results – Page 3

Net income for 1Q 2012 was $25.7 million, or $0.62 per diluted share, compared to net income of $20.8 million, or $0.51 per diluted share, for 1Q 2011.

EBITDA for 1Q 2012 was $75.7 million compared with $64.2 million in 1Q 2011.

•	As a percentage of total revenue, EBITDA in 1Q 2012 was 28.2% compared to 26.7% in 1Q 2011.

Cash flows from operating activities for 1Q 2012 totaled $73.9 million compared to $60.1 million in 1Q 2011.

Weighted average fully diluted shares for 1Q 2012 totaled 41.7 million compared to 40.9 million in 1Q 2011.

Updated 2012 Business Outlook:

The following statements are based on the Company’s current expectations for fiscal year 2012 and incorporate 2011 and early 2012 operating trends. These 2012 expectations are subject to the risks and uncertainties further described in the Company’s forward-looking statements:

•	Revenue is expected to be up 10-12%, or $1.110-1.135 billion, driven primarily by price and mix optimization, square foot expansion, and growth in in-center and ancillary business revenue.

•

Net income is expected to be up 21-25%, or $112.0-115.5 million (up from 18-24%, or $110.0-115.0 million), driven by revenue growth and cost efficiencies. The Company included $1.6 million (after tax) of anticipated performance share-based compensation expense in this net income guidance.

•	Diluted earnings per common share is expected to be $2.65-2.73 (up from $2.60-2.72), which includes $0.04 impact of anticipated performance share-based compensation expense.

As announced on April 12, 2012, the Company will hold a conference call today at 10:00 a.m. ET to discuss its first quarter 2012 results. Bahram Akradi, Michael Robinson, executive vice president and chief financial officer, and John Heller, senior director, investor relations & treasurer, will host the conference call. The conference call will be webcast and may be accessed via the Company’s Investor Relations section of its website at lifetimefitness.com. A replay of the call will be available the same day via the Company’s website beginning at approximately 1:00 p.m. ET.

The Company also announced on April 12, 2012, that its Annual Meeting of Shareholders will be held at the Life Time Fitness headquarters (2902 Corporate Place in Chanhassen, Minnesota) at 2:00 p.m. ET today. The meeting will be webcast and may be accessed live via the Company’s investor relations section of its website at lifetimefitness.com. A replay of the webcast will be available beginning at approximately 5:00 p.m. ET today, and remain available for 30 days.

# # #

Life Time Fitness First Quarter 2012 Results – Page 4

About Life Time Fitness, Inc.

As The Healthy Way of Life Company, Life Time Fitness (NYSE: LTM) helps organizations, communities and individuals achieve their total health objectives, athletic aspirations and fitness goals by engaging in their areas of interest — or discovering new passions — both inside and outside of Life Time’s distinctive and large sports, professional fitness, family recreation and spa destinations, most of which operate 24 hours a day, seven days a week. The Company’s healthy way of life approach enables customers to achieve this by providing the best programs, people and places of exceptional quality and value. As of April 19, 2012, the Company operated 98 centers under the LIFE TIME FITNESS® and LIFE TIME ATHLETIC(SM) brands in the United States and Canada. Life Time also operated six additional acquired facilities, which are in transition to become Life Time centers. Experience Life Time on the web at lifetimefitness.com and facebook.com/lifetimefitness. Learn more about the Life Time Foundation and the Company’s work in the community at ltffoundation.org.

Forward-Looking Statements

Certain information contained in this press release may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause the Company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. Among these factors are attracting and retaining members, risks related to our debt levels and debt covenants, the ability to access our existing credit facility and obtain additional financing, strains on our business from continued and future growth, including potential acquisitions and other strategic initiatives, risks related to maintenance and security of our data, competition from other health and fitness centers, identifying and acquiring suitable sites for new centers, delays in opening new centers and other factors set forth in the Company’s filings with the Securities and Exchange Commission. Diluted earnings per common share could also be affected by the number of shares outstanding, which depends on factors such as the number of shares issued upon exercise of stock options and future grants of awards pursuant to equity-based incentive plans as well as stock offerings and repurchases. The Company’s expectations for fiscal year 2012 exclude any additional unusual items that might occur during the fiscal year, such as litigation matters. While the Company has determined that achieving the 2012 diluted earnings per common share performance criteria required for vesting the remaining stock related to the June 2009 performance share-based restricted stock grant is probable and anticipates recognizing additional performance share-based compensation expense in 2012, the Company may not be able to meet those criteria due to risks and uncertainties, including those factors described above.

The Company cautions investors not to place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update such statement to reflect events or circumstances arising after such date. All remarks made during the Company’s financial results conference call will be current at the time of the call and the Company undertakes no obligation to update the replay.

Life Time Fitness First Quarter 2012 Results – Page 5

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2012	2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$10,797	$7,487
Accounts receivable, net	5,551	6,156
Center operating supplies and inventories	21,876	21,600
Prepaid expenses and other current assets	25,573	22,905
Deferred membership origination costs	12,221	12,525
Deferred income taxes	4,345	9,850
Income tax receivable	3,013	5,022

Total current assets	83,376	85,545
PROPERTY AND EQUIPMENT, net	1,755,264	1,740,434
RESTRICTED CASH	1,264	1,088
DEFERRED MEMBERSHIP ORIGINATION COSTS	8,168	8,131
GOODWILL	26,456	25,550
OTHER ASSETS	59,236	55,080

TOTAL ASSETS	$1,933,764	$1,915,828

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$7,102	$6,849
Accounts payable	23,105	22,035
Construction accounts payable	24,816	21,892
Accrued expenses	58,187	56,284
Deferred revenue	40,268	33,898

Total current liabilities	153,478	140,958
LONG-TERM DEBT, net of current portion	643,374	679,449
DEFERRED RENT LIABILITY	20,351	19,370
DEFERRED INCOME TAXES	100,382	100,582
DEFERRED REVENUE	8,221	8,203
OTHER LIABILITIES	10,147	9,793

Total liabilities	935,953	958,355

SHAREHOLDERS’ EQUITY:
Common stock	857	849
Additional paid-in capital	455,861	441,813
Retained earnings	543,076	517,404
Accumulated other comprehensive loss	(1,983)	(2,593)

Total shareholders’ equity	997,811	957,473

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,933,764	$1,915,828

Life Time Fitness First Quarter 2012 Results – Page 6

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

(Unaudited)

	For the Three Months Ended
	March 31,
	2012	2011
REVENUE:
Membership dues	$175,470	$158,013
Enrollment fees	3,954	5,201
In-center revenue	84,616	73,689

Total center revenue	264,040	236,903
Other revenue	4,407	3,742

Total revenue	268,447	240,645

OPERATING EXPENSES:
Center operations	160,715	149,552
Advertising and marketing	10,356	8,563
General and administrative	13,703	12,651
Other operating	8,391	5,992
Depreciation and amortization	26,960	23,624

Total operating expenses	220,125	200,382

Income from operations	48,322	40,263

OTHER INCOME (EXPENSE):
Interest expense, net	(6,277)	(5,504)
Equity in earnings of affiliate	373	301

Total other income (expense)	(5,904)	(5,203)

INCOME BEFORE INCOME TAXES	42,418	35,060
PROVISION FOR INCOME TAXES	16,746	14,224

NET INCOME	$25,672	$20,836

BASIC EARNINGS PER COMMON SHARE	$0.62	$0.52

DILUTED EARNINGS PER COMMON SHARE	$0.62	$0.51

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - BASIC	41,174	40,362

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING - DILUTED	41,675	40,949

Life Time Fitness First Quarter 2012 Results – Page 7

LIFE TIME FITNESS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25,672	$20,836
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,960	23,624
Deferred income taxes	5,360	741
(Gain) loss on disposal of property and equipment, net	(2)	137
Amortization of deferred financing costs	503	587
Share-based compensation	3,878	3,308
Excess tax benefit related to share-based payment arrangements	(8,118)	(2,074)
Changes in operating assets and liabilities	19,789	13,196
Other	(139)	(232)

Net cash provided by operating activities	73,903	60,123

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(38,477)	(38,363)
Acquisitions, net of cash acquired	(6,578)	(1,245)
Proceeds from sale of property and equipment	363	338
Proceeds from property insurance settlement	670	—
Increase in other assets	(172)	(22)
Increase in restricted cash	(177)	(47)

Net cash used in investing activities	(44,371)	(39,339)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term borrowings	(1,441)	(2,184)
Repayments of revolving credit facility, net	(34,600)	(22,200)
Increase in deferred financing costs	(10)	—
Excess tax benefit related to share-based payment arrangements	8,118	2,074
Proceeds from stock option exercises	1,972	774
Proceeds from employee stock purchase plan	388	336
Stock purchased for employee stock purchase plan	(649)	(547)

Net cash used in financing activities	(26,222)	(21,747)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,310	(963)
CASH AND CASH EQUIVALENTS - Beginning of period	7,487	12,227

CASH AND CASH EQUIVALENTS - End of period	$10,797	$11,264

Life Time Fitness First Quarter 2012 Results – Page 8

Non-GAAP Financial Measures

This release and the related conference call disclose certain non-GAAP financial measures.

EBITDA. Earnings Before Interest, Income Taxes and Depreciation and Amortization (EBITDA) is a non-GAAP disclosure consisting of net income plus interest expense, net, provision for income taxes and depreciation and amortization. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and is not a measure of performance presented in accordance with GAAP. The Company uses EBITDA as a measure of operating performance. The funds depicted by EBITDA are not necessarily available for discretionary use if they are reserved for particular capital purposes, to maintain compliance with debt covenants, to service debt or to pay taxes. EBITDA should not be considered as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with GAAP. Additional details related to EBITDA are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to EBITDA:

RECONCILIATION OF NET INCOME TO EBITDA

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2012	2011
Net income	$25,672	$20,836
Interest expense, net	6,277	5,504
Provision for income taxes	16,746	14,224
Depreciation and amortization	26,960	23,624

EBITDA	$75,655	$64,188

Life Time Fitness First Quarter 2012 Results – Page 9

Free Cash Flow. Free cash flow is a non-GAAP measure consisting of net cash provided by operating activities, less purchases of property and equipment, excluding acquisitions. This term, as the Company defines it, may not be comparable to a similarly titled measure used by other companies and does not represent the total increase or decrease in the cash balance presented in accordance with GAAP. The Company uses free cash flow as a measure of cash generated after spending on property and equipment. Free cash flow should not be considered as a substitute for net cash provided by operating activities prepared in accordance with GAAP. Additional details related to free cash flow are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release. The following table provides a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow:

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended
	March 31,
	2012	2011
Net cash provided by operating activities	$73,903	$60,123
Less: Purchases of property and equipment	(38,477)	(38,363)

Free cash flow	$35,426	$21,760

Non-GAAP Average Center Revenue Per Membership. Non-GAAP average center revenue per membership is a non-GAAP financial measure consisting of average center revenue per membership excluding the impact of the Lifestyle Family Fitness transaction. The following table provides a reconciliation of average center revenue per membership, the most directly comparable GAAP measure, to non-GAAP average center revenue per membership.

RECONCILIATION OF AVERAGE CENTER REVENUE PER MEMBERSHIP

TO NON-GAAP AVERAGE CENTER REVENUE PER MEMBERSHIP

(Unaudited)

	For the Three Months Ended
	March 31,		Growth
	2012	2011	Rate
Average center revenue per membership	$386	$379	1.8%
Impact of Lifestyle Family Fitness transaction	6	—	—

Non-GAAP average center revenue per membership	$392	$379	3.5%

Life Time Fitness First Quarter 2012 Results – Page 10

Non-GAAP Average In-Center Revenue Per Membership. Non-GAAP average in-center revenue per membership is a non-GAAP financial measure consisting of average in-center revenue per membership excluding the impact of the Lifestyle Family Fitness transaction. The following table provides a reconciliation of average in-center revenue per membership, the most directly comparable GAAP measure, to non-GAAP average in-center revenue per membership.

RECONCILIATION OF AVERAGE IN-CENTER REVENUE PER MEMBERSHIP

TO NON-GAAP AVERAGE IN-CENTER REVENUE PER MEMBERSHIP

(Unaudited)

	For the Three Months Ended
	March 31,		Growth
	2012	2011	Rate
Average in-center revenue per membership	$124	$118	4.9%
Impact of Lifestyle Family Fitness transaction	2	—	—

Non-GAAP average in-center revenue per membership	$126	$118	7.0%